News Release
POWERING PROGRESS
fcx.com | NYSE: FCX

ADDRESS:
333 North Central Avenue
Phoenix, AZ 85004

FINANCIAL CONTACT:
David P. Joint
(504) 582-4203

MEDIA CONTACT:
Linda Hayes
(602) 366-7824

FCX Announces Agreement for Life of Resource Extension of Operating Rights in Grasberg Minerals District

PHOENIX, AZ, February 18, 2026 - Freeport (NYSE: FCX) announced today that it has entered into a Memorandum of Understanding (MOU) with the Indonesia government for a life of resource extension of operating rights for PT Freeport Indonesia (PTFI) in the Grasberg minerals district.

Under the terms of the MOU, the parties agreed to the following:

- PTFI's special mining business license (IUPK) will be amended to provide for a life of resource extension of operating rights.
- PTFI will increase support for communities in Papua, including financial support for a new hospital and two medical educational facilities.
- PTFI will increase exploration spending and advance studies to identify and develop long-term resources and expansion opportunities.
- PTFI will continue to prioritize domestic downstreaming through local sales of refined copper, precious metals, sulfuric acid and other products. PTFI will also be positioned to broaden its marketing of refined copper to the United States (U.S.) on market terms should the U.S. require additional supplies of copper.
- FCX will transfer in 2041 a 12% share interest in PTFI to government interests at no cost, provided the acquiring party will reimburse FCX for its pro-rata costs incurred using book value for investments that benefit the post-2041 period. FCX will maintain its current ownership interest in PTFI of 48.76% through 2041 and hold approximately 37% beginning in 2042.
- The existing governance and operating structure, and terms of the existing shareholder agreement, the IUPK and other agreements in effect will continue over the life of the resource.

Richard C. Adkerson, Chairman of the Board, and Kathleen Quirk, President and Chief Executive Officer, said: "We value our long-standing partnership with the Indonesia government, the people of Indonesia and Papua, and the mutual trust that has been built over many years. The Grasberg operations have provided substantial benefits to all stakeholders over its six-decade history, and this extension will provide opportunities to continue to build substantial value for all stakeholders in one of the world's most significant copper and gold deposits."

The extension of operating rights and other agreed terms are subject to the Indonesia government's issuance of an amended IUPK. PTFI intends to expeditiously complete its extension application reflecting the agreed terms.

FREEPORT
FOREMOST IN COPPER
1

{N4163160.1} 2 FREEPORT: Foremost in Copper FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in the U.S. and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com. Cautionary Statement: This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as expectations relating to the extension of PTFI’s life-of-resource operating rights, the terms and issuance of the amended IUPK, and continuation of existing operating and governance structures. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “commitments,” “future,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, satisfaction of requirements in accordance with PTFI’s IUPK to extend mining rights from 2031 through 2041; delays in Indonesia government approvals or failure to obtain Indonesia government approval, including on the agreed upon terms of the MOU and relating to the amendment to the IUPK to extend PTFI’s operating rights beyond 2041; potential delays in consummating the terms of the MOU, including finalizing the terms of any related agreements; PTFI’s ability to repair mud rush incident-related damage, implement enhanced operating procedures, safely restart, with a phased ramp-up, and achieve full operating rates of production and downstream processing on the expected timeline and optimize production plans; recover amounts under insurance policies; resolve force majeure declarations and maintain relationships with commercial counterparties; changes in cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions, including market volatility regarding trade policies and tariff uncertainty; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory; results of technical, economic or feasibility studies; as well as other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission. Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. # # #